                                                  News
                                                                                                        Release

Capstone Companies, Inc. 350 Jim Moran Blvd, Suite 120 Deerfield Beach, FL 33442

FOR IMMEDIATE RELEASE
Capstone Companies, Inc. Reports Record Revenue in 2013

•	Fourth quarter revenue increased 189% to $7.3 million; Full-year revenue improved 75%

•	Full-year gross profit more than doubled to $3.6 million or 24.7% of sales

•	Full-year net income was $0.7 million compared with a net loss of $0.6 million in 2012

DEERFIELD BEACH, FL, March 27, 2014 – Capstone Companies, Inc. (OTCQB: CAPC) (“Capstone” or the “Company”), a leader in the design and manufacture of specialty power failure lighting solutions and innovator of consumer safety and security products for the Hospitality, Retail and Institutional channels, reported fourth quarter unaudited 2013 financial results.

Gerry McClinton, Capstone’s CFO, commented, “As a result of the successful implementation of our domestic distribution program and product launches during the year, we achieved record revenue for the fourth quarter and full year of 2013 as well as positive operating and net income.”

Fourth Quarter 2013 Highlights

•	Revenue was $7.3 million, an increase of 189% from the prior-year period.

•	Gross profit increased $1.2 million, or 261%, to $1.7 million compared with the fourth quarter of 2012.

•	Net income improved significantly to $0.7 million compared with net loss of $0.2 million in the fourth quarter 2012.

2013 Highlights

•	Record revenue of $14.6 million, increased $6.2 million, or 75%, from 2012.

•	Gross profit more than doubled to $3.6 million, or 24.7% of sales, from $1.8 million, or 21.4% of sales, in 2013.

•	Net income was $0.7 million compared with a net loss of $0.6 million in 2012.

Strategic Growth Initiatives Taking Hold

The strategic initiatives implemented during the last several years have resulted in measurably improved top line results and profitability.  The Company is continuing to make incremental investments in alignment with existing strategic goals, including increasing brand awareness, the expansion of Capstone International’s Hong Kong operations and widening the product distribution channels both domestically and into overseas markets.  Additionally, through investment and collaboration with AC Kinetics, the Company has developed new intellectual property which provides a roadmap for the expansion of power failure lighting solutions into new and innovative applications, serving our customers needs with more efficient and forward trending designs.

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Capstone Companies, Inc. Reports Record Revenue in 2013
March 27, 2014

Stewart Wallach, Capstone’s CEO noted, “Our strategic investments are beginning to yield favorable results and we have several upcoming major milestones, providing a clear pathway to additional growth on the horizon.  I am particularly encouraged by the new products that will utilize the patent pending technology developed through our collaboration with AC Kinetics.  We are pressing to debut the initial round of these products ahead of this year’s Hardware Show on May 6th.

“2013 was clearly a year of accomplishments for Capstone and the Company’s momentum has never been stronger.  2014 will mark the most exciting and extensive product roadmap in the Company's history.  While remaining focused on the safety and security categories, we are extending our lighting applications which will enable us to serve more departments within the retail environment.  Our company continues to execute its long-term plan and maintain its commitment and belief in building value through strong fundamental performance."

He added, “I encourage you all to join us on our webcast and conference call tomorrow morning to learn more about the exciting things we are doing to build on the successes of 2013 and drive further growth.”

Webcast and Teleconference to Review Results and Outlook

The Company will host a live webcast and conference call on Friday, March 28, 2014 at 11:30 a.m. ET.  During the call, management will review the financial and operating results and discuss the Company’s corporate strategy and outlook, followed by a question-and-answer session.  The conference call can be accessed by dialling (201) 689-8562.  The listen-only audio webcast can be monitored at www.capstonecompaniesinc.com.

A telephonic replay will be available from 2:30 p.m. ET the day of the teleconference until Friday April 4, 2014.  To listen to the replay of the call, dial (858) 384-5517 and enter replay pin number 13577714.  Alternatively, the archive of the webcast will be available on the Company’s website at www.capstonecompaniesinc.com.  A transcript will also be posted to the website, once available.

About Capstone Companies, Inc.

Capstone Companies, Inc. is a public holding company that engages, through its wholly-owned subsidiaries, Capstone Industries, Inc., Capstone Lighting Technologies, LLC, and Capstone International HK, Ltd., in the development, manufacturing, logistics, and distribution of consumer and institutional products to accounts throughout North America and in international markets.  See www.capstonecompaniesinc.com for more information about the Company and www.capstoneindustries.com for information on our current product offerings.

FORWARD-LOOKING STATEMENTS:

This news release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, as amended.  Such statements consist of words like “anticipate,” “expect,” “project,” “continue” and similar words.  These statements are based on the Company’s and its subsidiaries’ current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the forward-looking statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include consumer acceptance of the Company’s products, its ability to deliver new products, the success of its strategy to broaden market channels and the relationships it has with retailers and distributors.  Prior success in operations does not necessarily mean success in future operations.  The ability of the Company to adequately and affordably fund operations and any growth will be critical to achieving and sustaining any expansion of markets and revenue.  The introduction of new products or the expanded availability of products does not mean that the Company will enjoy better financial or business performance. The risks associated with any investment in Capstone Companies, Inc., which is a small business concern and a "penny-stock Company” and, as such, a highly risky investment suitable for only those who can afford to lose such investment, should be evaluated together with the risks and uncertainties more fully described

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Capstone Companies, Inc. Reports Record Revenue in 2013
March 27, 2014

in the Company’s Annual and Quarterly Reports filed with the Securities and Exchange Commission.  Capstone Companies, Inc. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.  Contents of referenced URL’s are not incorporated into this press release.

FINANCIAL TABLES FOLLOW.  THE FOLLOWING SUMMARY FINANCIAL STATEMENT SHOULD BE READ ALONG WITH THE FORM 10-K FINANCIAL STATEMENT FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION.

For more information contact

Company:	Investor Relations:
Aimee Gaudet	Garett Gough, Kei Advisors LLC
Corporate Secretary	(716) 846-1352
(954) 252-3440, ext 313	ggough@keiadvisors.com

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Capstone Companies, Inc. Reports Record Revenue in 2013
March 27, 2014

CAPSTONE COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Revenues	$7,253,037	$2,512,045	$14,593,826	$8,362,964
Cost of Sales	(5,584,423)	(2,050,019)	(10,983,364)	(6,574,912)
Gross Profit	1,668,614	462,026	3,610,462	1,788,052
Gross Margin	23.0%	18.4%	24.7%	21.4%

Operating Expenses:
Sales and marketing	279,572	147,220	489,791	364,263
Compensation	282,222	229,491	972,922	900,628
Professional fees	56,402	94,487	326,077	269,335
Product Development	68,165	35,033	225,754	227,087
Other general and administrative	175,684	99,851	479,298	359,795
Total Operating Expenses	862,045	606,082	2,493,842	2,121,108

Net Operating Income (Loss)	806,569	(144,056)	1,116,620	(333,056)
Operating Margin	11.1%	-5.7%	7.7%	-4.0%

Other Income (Expense):
Interest expense	(123,776)	(91,677)	(389,486)	(274,127)
Total Other Income (Expense)	(123,776)	(91,677)	(389,486)	(274,127)

Net Income (Loss)	$682,793	$(235,733)	$727,134	$(607,183)

Income (Loss) per Common Share	$-	$-	$-	$-

Weighted Average Shares Outstanding
Basic	657,760,532	651,205,894	657,503,683	650,724,916
Diluted	813,707,109	811,152,471	813,450,260	810,671,493

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Capstone Companies, Inc. Reports Record Revenue in 2013
March 27, 2014

CAPSTONE COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31 ,	December 31,
	2013	2012
Assets:
Current Assets:
Cash	$436,592	$411,259
Accounts receivable – net	6,927,238	2,673,555
Inventory	298,099	584,370
Prepaid expense	1,082,784	351,003
Total Current Assets	8,744,713	4,020,187

Fixed Assets:
Computer equipment & software	66,448	66,448
Machinery and equipment	667,096	654,401
Furniture and fixtures	5,665	5,665
Less: Accumulated depreciation	(661,210)	(597,042)
Total Fixed Assets	77,999	129,472

Other Non-current Assets:
Product development costs – net	19,664	27,280
Investment (AC Kinetics)	500,000	-
Goodwill	1,936,020	1,936,020
Total Other Non-current Assets	2,455,684	1,963,300
Total Assets	$11,278,396	$6,112,959

Liabilities and Stockholders’ Equity:
Current Liabilities:
Accounts payable and accrued expenses	$1,931,527	$1,114,166
Note payable - Sterling Factors	4,237,144	1,245,159
Notes and loans payable to related parties - current maturities	3,220,074	602,148
Total Current Liabilities	9,388,745	2,961,473

Long-Term Liabilities
Notes and loans payable to related parties - Long Term	-	2,023,283
Total Liabilities	9,388,745	4,984,756

Commitments and Contingent Liabilities (Note 5)

Stockholders' Equity:
Preferred Stock, Series A, par value $.001 per share, authorized 100,000,000 shares, issued -0- shares	-	-
Preferred Stock, Series B-1, par value $.0001 per share, authorized 50,000,000 shares, issued -0- shares	-	-
Preferred Stock, Series C, par value $1.00 per share, authorized 1,000 shares, issued 1,000 shares	1,000	1,000
Common Stock, par value $.0001 per share, authorized 850,000,000 shares, 657,760,532 & 655,885,532 shares issued at December 31, 2013 & December 31, 2012	65,777	65,589
Additional paid-in capital	7,172,059	7,137,933
Accumulated deficit	(5,349,185)	(6,076,319)
Total Stockholders' Equity	1,889,651	1,128,203
Total Liabilities and Stockholders’ Equity	$11,278,396	$6,112,959

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Capstone Companies, Inc. Reports Record Revenue in 2013
March 27, 2014

CAPSTONE COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Year Ended December 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Continuing operations:
Net Income (Loss)	$727,134	$(607,183)
Adjustments necessary to reconcile net loss to net cash used in operating activities:
Stock issued for expenses	14,064	59,963
Depreciation and amortization	95,756	71,153
Compensation expense from stock options	20,250	36,750
(Increase) decrease in accounts receivable	(4,253,683)	(1,196,276)
(Increase) decrease in inventory	286,271	(525,653)
(Increase) decrease in prepaid expenses	(731,781)	66,740
(Increase) decrease in other assets	(23,972)	(33,960)
Increase (decrease) in accounts payable and accrued expenses	817,361	587,230
Increase (decrease) in accrued interest on notes payable	104,643	144,216
Net cash provided by (used in) operating activities	(2,943,957)	(1,397,020)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment	(500,000)	-
Purchase of property and equipment	(12,695)	(109,883)
Net cash provided by (used in) investing activities	(512,695)	(109,883)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	12,737,405	7,568,000
Repayments of notes payable	(9,745,420)	(6,764,448)
Proceeds from notes and loans payable to related parties	4,538,000	3,043,000
Repayments of notes and loans payable to related parties	(4,048,000)	(2,093,000)
Net cash provided by financing activities	3,481,985	1,753,552

Net (Decrease) Increase in Cash and Cash Equivalents	25,333	246,649
Cash and Cash Equivalents at Beginning of Period	411,259	164,610
Cash and Cash Equivalents at End of Period	$436,592	$411,259

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